Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION ANNOUNCES

COMPLETION OF FIRST ADVANTAGE BUY-IN

—Subsequent Offer Period Expires and Short-form Merger Completed—

SANTA ANA, Calif., Nov. 18, 2009 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced the expiration of the subsequent offering period for its offer to exchange all shares of Class A common stock of its subsidiary, First Advantage Corporation (NASDAQ: FADV). First American also announced that it had completed the buy-in of First Advantage by acquiring all outstanding First Advantage shares not tendered in the exchange offer by means of a short-form merger under Delaware law.

“Congratulations to Anand Nallathambi and his team for the excellent job they did in making First Advantage an innovative and successful company,” said Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “We are grateful to the First Advantage board of directors for effectively shepherding the company throughout its existence. Given the strong foundation built by Anand, his team and the First Advantage board of directors, I am confident that the First Advantage businesses will form an intrinsic and dynamic part of our Information Solutions Company.”

The subsequent offering period of the exchange offer expired as scheduled at 5 p.m. Eastern time, on Nov. 17, 2009. Wells Fargo Bank, N.A., the exchange agent for the exchange offer, has advised First American that, as of the expiration of the subsequent offering period, an aggregate of 13,975,239 shares of First Advantage Class A common stock had been tendered and accepted for purchase in the exchange offer. The shares validly tendered in the exchange offer and accepted for purchase represent approximately 89 percent of the shares of Class A common stock outstanding. Giving effect to the conversion of shares of First Advantage Class B common stock owned by First American, after expiration of the exchange offer, First American owned approximately 58,241,731 shares of First Advantage Class A common stock representing approximately 97 percent of the shares of Class A common stock outstanding.

First American also announced today that it had acquired all outstanding First Advantage shares not tendered in the exchange offer by means of a short-form merger under Delaware law. As a result of the merger, the outstanding shares of First Advantage Class A common stock held by the public at the effective time of the merger were canceled and converted into the right to receive the consideration offered in the exchange offer—0.58 of a First American common share per share of Class A common

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First American Announces Completion of First Advantage Buy-in

stock. First Advantage is now a wholly owned subsidiary of First American, and First American intends to cause First Advantage’s Class A common stock to be delisted from the NASDAQ Stock Market. Information on the appraisal rights of First Advantage stockholders in connection with the merger is contained in First American’s Registration Statement filed with the Securities and Exchange Commission relating to the exchange offer and merger. In addition, First Advantage will provide its former stockholders as of the effective time of the merger with a notice of merger setting forth their appraisal rights.

About First American

The First American Corporation (NYSE: FAF) is a FORTUNE 500® company that traces its history to 1889. With total revenues of approximately $6.2 billion in 2008, it is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Information and Outsourcing Solutions, Data and Analytic Solutions, and Risk Mitigation and Business Solutions. More information about the company and an archive of its press releases can be found at www.firstam.com.

Important Information About the Exchange Offer and Merger

The description contained in this press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell securities. In connection with the offer to exchange and merger, First American filed a Final Prospectus with the Securities and Exchange Commission (“SEC”) on Nov. 10, 2009 (the “Final Prospectus”), which forms part of First American’s Registration Statement on Form S-4, as amended, and a tender offer statement on Schedule TO with the SEC. Former First Advantage stockholders should read the Final Prospectus, and any other filings made by First American with the SEC in connection with the exchange offer and merger, as they contain important information. The Final Prospectus and Schedule TO, as well as First American’s other public SEC filings, can be obtained at www.firstam.com and also from MacKenzie Partners, Inc., the information agent for the merger, by requesting by mail at 105 Madison Avenue, New York, N.Y. 10016, or by phone, toll free at (800) 322-2885 or collect at (212) 929-5500. Public filings for First American can be obtained without charge at the SEC’s Web site at www.sec.gov.

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First American Announces Completion of First Advantage Buy-in

Forward-Looking Statements

Certain statements made in this press release, including but not limited to those related to the delisting of First Advantage from the NASDAQ Stock Market, information to be provided to First Advantage stockholders and the integration of First Advantage, are “forward-looking statements.” These forward-looking statements may contain the words “intend,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include those described in the Final Prospectus. The forward-looking statements speak only as of the date they are made. Except as required by law, First American does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Media Contact:	Investor Contact:
Carrie Gaska	Mark Seaton
Corporate Communications	Investor Relations
The First American Corporation	The First American Corporation
(714) 250-3298 • cgaska@firstam.com	(714) 250-4264 • mseaton@firstam.com